UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 25, 2013

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 31, 2013, Kenneth J. Kay will no longer serve as the Executive Vice President and Chief Financial Officer of Las Vegas Sands Corp. (the “Company”).  The Company is entering into a six-month consultancy agreement with Mr. Kay pursuant to which Mr. Kay will provide transitional services as needed.  As part of the conclusion of Mr. Kay’s employment agreement with the Company, dated as of December 1, 2008, as amended, Mr. Kay will be paid one year salary and a pro-rated bonus for 2013 and will receive continued health care benefits for up to one year or until newly employed.  The Company will undertake a search for Mr. Kay’s permanent replacement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 25, 2013

LAS VEGAS SANDS CORP.

By:	/s/ Michael A. Leven
Name:	Michael A. Leven
Title:	President and Chief Operating Officer

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